Exhibit 99

NEWS RELEASE

CONTACT:
Bob Aronson
Vice President, Investor Relations
800-579-2302
 (baronson@stagestores.com)

FOR IMMEDIATE RELEASE

STAGE STORES TO PRESENT AT THE BARCLAYS
RETAIL AND CONSUMER DISCRETIONARY
CONFERENCE

HOUSTON, TX, April 23, 2013 - Stage Stores, Inc. (NYSE: SSI) announced today that Michael Glazer, President and Chief Executive Officer, and Oded Shein, Chief Financial Officer, will make a presentation at the Barclays Retail and Consumer Discretionary Conference on Tuesday, April 30, 2013, at 2:35 p.m. Eastern Time.  The conference is being held at Barclays' headquarters in New York City.

A live webcast of the presentation will be available.  To access the webcast, log on to the Company's website at www.stagestoresinc.com and then click on Investor Relations, then Webcasts and then the webcast link.  A replay of the presentation will be available online for approximately 30 days.

The PowerPoint presentation that management will be using at the conference will be available for viewing in the Investor Relations section of the Company's website.

About Stage Stores
Stage Stores, Inc. operates primarily in small and mid-sized towns and communities.  Its stores, which operate under the Bealls, Goody's, Palais Royal, Peebles, Stage and Steele's names, offer moderately priced, nationally recognized brand name apparel, accessories, cosmetics and footwear for the entire family. The Company operates 872 stores in 40 states.  The Company also has an eCommerce website. For more information about Stage Stores, visit the Company's web site at www.stagestoresinc.com.

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